================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                -----------------
                                   FORM 8-K/A
                                (Amendment No.1)
                                -----------------

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                         COMMISSION FILE NO.: 0-50469

                          Date of Report: May 15, 2008





                             GREENSHIFT CORPORATION
--------------------------------------------------------------------------------
        (Exact name of Small Business Issuer as specified in its charter)



Delaware                                                            59-3764931
--------------------------------------------------------------------------------
(State of other jurisdiction of                                 (IRS Employer
incorporation or organization)                               Identification No.)


              One Penn Plaza, Suite 1612, New York, New York 10119
--------------------------------------------------------------------------------
                     (Address of principal executive offices)


                                 (212) 994-5374
--------------------------------------------------------------------------------
               (Registrant's telephone number including area code)




Check the appropriate box below if the Form 8-Kfiling is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:



___ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___ Soliciting material pursuant to Rule 14a -12 under the Exchange Act (17 CFR.14a-12)

___  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

___  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))





================================================================================

Amendment No. 1

This amendment is being filed in order to include the required financial statements and to eliminate from the primary text a table of pro forma information that is no longer accurate.

Item 2.01         Completion of Acquisition of Assets

Effective May 15, 2008, pursuant to an Exchange Agreement dated as of that date, the Company and the owners of Biofuels Industries Group, LLC (d/b/a NextDiesel(TM)) ("BIG") exchanged Company stock in return for 100% of the equity of BIG.

BIG owns and operates a biodiesel production facility in Adrian, Michigan based on the Company's patent-pending biodiesel technology. This facility has a current production capacity of 10 million gallons of biodiesel per year and it already includes much of the equipment necessary to rapidly scale to 20 million gallons per year. In addition, this facility has been specifically designed to refine the Company's extracted corn oil supplies into biodiesel.

The Exchange Agreement and related transaction documents (collectively, the "BIG Acquisition Agreement") provides for the following terms and conditions:

     >> Vested Company Shares. The issuance by the Company to the BIG shareholders of 20,000,000 shares of Company common stock.

     >> Performance-based Company Shares. The issuance by the Company to the BIG shareholders of 20,000 shares of the Company's new Series E Preferred Stock (the "Series E Shares"), which shares are convertible at a fixed rate of 1 preferred share to 1,000 common shares into a total of 20,000,000 shares of Company common stock; provided, however, that the Series E Shares shall be convertible into Company common shares in proportion to the Company's earnings before interest, taxes, depreciation and amortization and non-cash and non-recurring items ("EBITDA") and will be fully convertible into 20,000,00 common shares if only if the Company achieves $50,000,000 in EBITDA during one year period.

     >> Performance-based Cash Hurdle. The payment by BIG to BIG's founding shareholders of $1,000,000 in cash payable upon the realization by the Company of $10,000,000 in annualized EBITDA.

     >> Redemption of BIG Equity Investment. The redemption by BIG of BIG's "Class A Membership Units" for a total of $9 million payable with a 12% coupon commencing January 30, 2009 at a rate equal to 30% of BIG's net cash flows (after all operating costs and regular debt payments have been paid) (the "Class A Redemption").

     >> Guaranty of BIG's Founding Shareholders. BIG's founding shareholders have agreed to keep their personal guaranties of BIG's senior loans in place (the "BIG Loans") in return for a guaranty fee equal to 5% of the balance due under the BIG Loans (the "Guaranty Fee"). The Company has agreed to use its best efforts to refinance the BIG Loans to remove these guaranties on or before the first anniversary of the effective date of the acquisition. If this condition is not satisfied, then the Guaranty Fee shall increase to 7% and BIG shall accelerate and prepay the principal amount of the BIG Loans at the rate of $1,000,000 plus 25% of BIG's net cash flows until paid in full (the "Guaranty Payments").

     >> Guaranty of the Company and its Founding Shareholder. The Company, Viridis Capital, LLC and Kevin Kreisler (the "GreenShift Parties") entered into a Contribution Agreement with NextFuels, LLC, the holding company of the founding shareholders of BIG, relative to the agreement of the GreenShift Parties to guaranty the guaranty of the BIG Loans by BIG's founding shareholders. The obligations of the GreenShift Parties under the Contribution Agreement are subordinated to the interests of YA Global Investments, LP ("YAGI"), the Company's senior lender.

>> Potential Rescission. The Company's equity in BIG is subject to rescission in the event that: (a) the BIG Loans are not timely serviced and kept in good standing, (b) the Guaranty Payments, if relevant, are not timely made, and (c) if the Class A Redemption payments are not made to the extent that they are due. This term expires automatically upon the full payment and/or refinancing of the BIG Loans without the guaranty of the BIG founding shareholders and the full payment of the Class A Redemption.

     >> Consulting Agreement. BIG's chief executive officer and one of its founding shareholders, Terry Nosan, entered into a consulting agreement with BIG at closing pursuant to Mr. Nosan will provide management services to BIG and the Company. Mr. Nosan was also appointed to the Company's board of directors.

Series E Preferred Stock

Each share of Series E Preferred Stock may be converted by the holder into 1,000 shares of common stock. The holders would be entitled to cumulative dividend rights equal to that of 1,000 common shareholders upon the declaration of dividends on common stock, and have voting privileges of one vote to every one common share. As noted above, the Series E Shares are only convertible into Company common shares on a pro-rated basis in conjunction with the Company's realization of $50,000,000 in EBITDA.

The following is a schedule of Company common shares potentially issuable upon conversion of the Series E Shares in the event and to the extent that the Company achieves the agreed upon EBITDA targets:

Annualized                           Number of Series E Shares                             Number of Common Shares
EBITDA Target ($)                       That Can Be Converted                             Issuable Upon Conversion
------------------------------------------------------------------------------------------------------------------
$    5,000,000                                           2,000                                           2,000,000
$   10,000,000                                           4,000                                           4,000,000
$   15,000,000                                           6,000                                           6,000,000
$   20,000,000                                           8,000                                           8,000,000
$   25,000,000                                          10,000                                          10,000,000
$   30,000,000                                          12,000                                          12,000,000
$   35,000,000                                          14,000                                          14,000,000
$   40,000,000                                          16,000                                          16,000,000
$   45,000,000                                          18,000                                          18,000,000
$   50,000,000                                          20,000                                          20,000,000

Item 5.02         Election of Directors

On May 15, 2008, in connection with the closing of the acquisition of Biofuel Industries Group, LLC, the Company's Board of Directors elected Terry J. Nosan to serve as a member of the GreenShift Corporation Board of Directors. Information regarding Mr. Nosan follows:

     Terry J. Nosan (57), chief executive officer of Biofuel Industries Group, LLC (d/b/a NextDiesel(TM)), is an attorney who has spent most of his working career in the real estate development and construction business. Mr. Nosan graduated the University of Michigan with a Bachelors Degree in 1972 and Detroit College of Law "Cum Laude" in 1976. Mr. Nosan worked for State of Michigan Office of the Attorney General from 1976 through 1979. As an Assistant Attorney General he represented various state departments in a wide variety of business and civil matters before federal and state courts. He also researched and drafted Attorney General Opinions which were requested by the Governor, state legislators or department heads. Mr. Nosan has also been a principal in numerous residential building companies involved in the development and construction of over a thousand home sites, homes and condominiums in the Metropolitan Detroit area. Mr. Nosan has also developed, owned and operates various office and industrial properties.

     Mr. Nosan and his partners became interested in the biodiesel business in early 2005 when they were approached with an opportunity to invest in a biodiesel production facility in another state. As they researched the opportunity, they became extremely interested in the biodiesel industry which was proven in Europe but just emerging in the United States. By mid 2005, Biofuel Industries Group was formed with partners Michael Horowitz, Brad Schram and Tim VerVaecke to investigate the feasibility of starting a biodiesel production facility. Over the next year, Mr. Nosan and his partners learned about every phase of the business and hired consultants in technical, risk management and sales and marketing areas to advise on the feasibility of actually constructing and operating a production facility.

     By fall of 2006 the Adrian, Michigan site for the NextDiesel facility had been chosen due to its proximity to several large metropolitan markets, a large amount of raw material (feedstock) available within reasonable distance and access to rail and excellent roads. The facility received the first Renewable Energy Renaissance Zone designation in the State of Michigan. Construction commenced in December 2006 and the NextDiesel plant began production in September 2007. Through his hands on involvement in the design, construction, commissioning and operation of the NextDiesel facility Mr. Nosan has gained a broad knowledge of all aspects of the biodiesel business.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Pursuant to the Securities Act of 1934, attached are the audited financial statements of Biofuel Industries Group, LLC, for the years ended December 31, 2006 and 2007, interim condensed balance sheets as of December 31, 2007 and September 30, 2008, interim condensed statements of operations for the three and nine months ending September 30, 2007 and September 30, 2008, interim condensed statements of cash flow for the nine months ending September 30, 2007 and September 30, 2008, and pro forma condensed combined statements of operations for the year ended December 31, 2007 and nine months ended September 30, 2008.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


GREENSHIFT CORPORATION

Date: December 19, 2008


                          /s/ Kevin Kreisler
                          ------------------------------
                              Kevin Kreisler
                              Chief Executive Officer


                          /s/ Edward R. Carroll
                          -------------------------------
                              Edward R. Carroll
                              Chief Financial Officer

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




To the Members of
Biofuel Industries Group, LLC




We have audited the accompanying balance sheets of Biofuel Industries Group, LLC as of December 31, 2007 and 2006, and the related statements of operations, members equity, and cash flows for the years then ended. Biofuel Industries Group, LLC's management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.


We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Biofuel Industries Group, LLC as of December 31, 2007 and 2006, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2007 in conformity with accounting principles generally accepted in the United States of America.


The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed Note 1 to the financial statements, the Company has suffered recurring losses from operations and is in a working capital deficit position that raises substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                           /s/ Rosenberg Rich Baker Berman and Company



Bridgewater, NJ
December 19, 2008

                          BIOFUEL INDUSTRIES GROUP, LLC
                                 BALANCE SHEETS
                          AT DECEMBER 31, 2007 AND 2006

                                                   12/31/2007        12/31/2006
                                                 ------------------------------
ASSETS
Current assets:
   Cash and cash equivalents ...............     $    133,464      $      8,618
   Inventories .............................          763,761              --
   Prepaid expenses ........................           68,505              --
   Deposits ................................          300,000              --
                                                 ------------      ------------
     Total current assets ..................        1,265,730             8,618
                                                 ------------      ------------

   Property and equipment, net .............       12,621,895         2,067,605
                                                 ------------      ------------

Other Assets:
   Deferred financing costs, net ...........          113,378            80,000
                                                 ------------      ------------
TOTAL ASSETS ...............................     $ 14,001,003      $  2,156,223
                                                 ============      ============
LIABILITIES AND MEMBERS' EQUITY:
Current liabilities:
   Capital lease obligation ................     $      5,187      $       --
   Note payable - bank .....................        7,026,288              --
Line of credit .............................          200,000         1,004,116
   Accounts payable ........................          267,631              --
   Accrued expenses ........................           27,740            60,000
                                                 ------------      ------------
     Total long term liabilities ...........        7,526,846         1,064,116
Long term liabilities
   Capital lease obligation ................            9,602              --
                                                 ------------      ------------
Total liabilities ..........................        7,536,448         1,064,116
                                                 ------------      ------------
Members' equity:
   Members' contributions ..................        8,925,000         1,566,000
   Members' accumulated deficit ............       (2,460,445)         (473,893)
                                                 ------------      ------------
     Total members' equity .................        6,464,555         1,092,107
                                                 ------------      ------------
TOTAL LIABILITIES AND MEMBERS' EQUITY ......     $ 14,001,003      $  2,156,223
                                                 ============      ============

                 The accompanying notes are an integral part of
                            the financial statements.

                          BIOFUEL INDUSTRIES GROUP, LLC
                            STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006


                                                    12/31/2007       12/31/2006
                                                   -----------------------------
Revenues .....................................     $   802,696      $      --
Cost of revenues .............................       1,341,210             --
                                                   -----------      -----------

Gross profit .................................     $  (538,514)     $      --

Operating expenses ...........................       1,313,537          405,634
                                                   -----------      -----------

Operating loss ...............................     $(1,852,051)     $  (405,634)
                                                   -----------       -----------
Other income (expense):
Interest expense .............................        (233,068)
                                                                    -----------
Interest income ..............................          98,567             --
                                                   -----------      -----------

Total other income (expense) .................        (134,501)            --
                                                   -----------      -----------

Net loss .....................................     $(1,986,552)     $  (405,634)
                                                                    -----------

Accrued priority return - Class A members ....        (360,000)            --
                                                   -----------      -----------

Net loss applicable to common member .........     $(2,346,552)     $  (405,634)
                                                   ===========      ===========



                 The accompanying notes are an integral part of
                           the financial statements.

                          BIOFUEL INDUSTRIES GROUP, LLC
                    STATEMENTS OF CHANGES IN MEMBERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006



BALANCE, January 1, 2006 ...............................            $    12,741
       2006 contributions ..............................              1,485,000
       2006 net loss ...................................               (405,634)
                                                                    -----------

BALANCE, January 1, 2006 ...............................            $ 1,092,107
       2007 contributions ..............................              7,434,000
       Syndication fees ................................                (75,000)
       2007 net loss ...................................             (1,986,552)
                                                                    -----------

BALANCE, December 31, 2007 .............................            $ 6,464,555
                                                                    ===========



                 The accompanying notes are an integral part of
                           the financial statements.



                          BIOFUEL INDUSTRIES GROUP, LLC
                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006
                                                             2007             2006
                                                     ------------     ------------
CASH FLOWS FROM OPERATING ACTIVITIES
    Net loss .....................................   $ (1,986,552)   $   (405,634)
    Adjustments to reconcile net loss to net cash
      flows from operating activities
        Depreciation .............................        262,832            --
        Amortization .............................          7,559            --
        Changes in assets and liabilities
           Inventories ...........................       (763,761)           --
           Deposits ..............................        300,000            --
           Prepaid expenses ......................        (68,505)           --
           Accounts payable ......................        267,631            --
           Accrued expenses ......................        (32,260)         60,000
                                                     ------------    ------------
               Net Cash Flows Used In  Operating
                Activities .......................     (2,613,056)      (345,634)

CASH FLOWS FROM INVESTING ACTIVITIES
    Capital expenditures .........................    (10,785,575)     (2,067,605)
                                                     ------------    ------------


CASH FLOWS FROM FINANCING ACTIVITIES
    Payment of debt issuance costs ...............        (56,054)        (80,000)
    Advances on line of credit ...................        200,000       1,004,116
    Principal payments on long-term debt .........         (1,641)           --
    Proceeds from construction note payable ......      6,022,172            --
    Payment of syndication fees ..................        (75,000)           --
    Contributions from members ...................      7,434,000       1,485,000
                                                     ------------    ------------
        Net Cash Flows Provided By Financing
         Activities ..............................     13,523,477       2,409,116
                                                     ------------    ------------
           Net Change in Cash and Cash Equivalents        124,846          (4,123)

 CASH AND CASH EQUIVALENTS - Beginning of Period .          8,618          12,741

                                                     ------------   ------------
                                                                            8,618
     CASH AND CASH EQUIVALENTS - END OF PERIOD ...   $    133,464    $       --
                                                     ============    ============


Supplemental cash flow disclosures
    Cash paid for interest .......................   $    233,068    $       --

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING
AND FINANCING ACTIVITIES:
     Line of credit as of December 31, 2006 of
     $1,004,116 was replaced with advances from
     the construction note payable................   $  1,004,116    $       --


                 The accompanying notes are an integral part of
                           the financial statements.


                          BIOFUEL INDUSTRIES GROUP, LLC
                    NOTES TO THE AUDITED FINANCIAL STATEMENTS

1        DESCRIPTION OF BUSINESS

Biofuel Industries Group, LLC d/b/a NextDiesel(TM) (the "company") was a development stage entity during 2006 and is now primarily engaged in the development of a commercial biodiesel facility. The Company presently operates a biodiesel plant in Michigan and sells its product of fuel-grade biodiesel and related by-products domestically. The Company began research into the renewable fuel industry in August 2005 and commenced manufacturing operations in September 2007.

The Company has no significant operating history and, from August 15, 2005 (inception) to December 31, 2007, has generated a net loss of $2,460,445. The accompanying financial statements for the year ended December 31, 2007 have been prepared assuming the Company will continue as a going concern. During the year 2008, management intends to generate sufficient cash flows from operations to fund future operations, capital expenditures and additional working capital. In the event cash flows are not sufficient, the Company will seek to raise additional debt and/or equity financing. However, there is no assurance that such cash flows or financing will be consummated or obtained in sufficient amounts necessary to meet the Company's needs.

On May 15, 2008, GreenShift Corporation and the Company entered into an Exchange Agreement pursuant to which GreenShift Corporation exchanged 20,000,000 common shares and 20,000 preferred shares in return for 100% of the equity of the Company subject to the redemption by the Company of the Company's "Class A Membership Units" for a total of $9 million preferred equity interest with a 12% coupon commencing January 30, 2009 at a rate equal to 30% of BIG's net cash flows (after all operating costs and regular debt payments have been paid) (the "Class A Redemption"). The $9 million preferred equity interest is mandatorily redeemable if it is not paid on or before the twentieth anniversary of closing and is classified as a liability under the provisions of SFAS No. 150.

2        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


References to the "FASB", "SFAS", and "SAB" herein refer to the "Financial Accounting Standards Board," "Statements of Financial Accounting Standards," and the "SEC Staff Accounting Bulletin," respectively.

CASH AND EQUIVALENTS

The Company considers cash and equivalents to be highly liquid, short-term investments with original maturities of three months or less from the date of acquisition. The Company maintains cash in bank deposit accounts which, at times, exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant risks.

REVENUE RECOGNITION

The Company recognizes revenue from the sale of biodiesel when persuasive evidence of an arrangement exists, title and risk of loss transfers to the customers, prices are fixed and determinable, and it is reasonably assured the related accounts receivable is collectible.

Delivery occurs when goods are shipped and title and risk of loss transfer to the customer, in accordance with the terms specified in the arrangement with the customer. Revenue recognition is deferred in all instances where the earnings process is incomplete. We provide for sales returns and allowances in the same period as the related revenues are recognized. We base these estimates on our historical experience or the specific identification of an event necessitating a reserve. To the extent actual sales returns differ from our estimates; our future results of operations may be affected. Should changes in conditions cause management to determine that these criteria are not met for certain future transactions, revenue recognized for any reporting period could be adversely affected.

CUSTOMERS

Sales during 2007 were entirely to one customer, a national marketer of renewable fuels that purchases all of the Company's biodiesel production at market prices per a written agreement expiring September 2010.

Accounts receivable are uncollateralized, non-interest-bearing customer obligations due under normal trade terms requiring weekly payment. Accounts receivable are stated at the amount billed to the customer. Accounts receivable in excess of 90 days old would be considered delinquent. Payments of accounts receivable are allocated to the specific invoices identified on the customer's remittance advice or, if unspecified, are applied to the oldest unpaid invoices. Management will continue to review the need to establish a valuation allowance on a quarterly basis.

                          BIOFUEL INDUSTRIES GROUP, LLC
                    NOTES TO THE AUDITED FINANCIAL STATEMENTS

IMPAIRMENT OF LONG-LIVED ASSETS

The Company reviews long-lived assets, including property and equipment and intangible assets, for impairment whenever events or changes in business circumstances indicate that the carrying amount of an asset may not be fully recoverable. An impairment loss would be recognized when the estimated future cash flows from the use of the asset are less than the carrying amount of that asset. To date, there have been no such losses.

INVENTORIES

Inventories of raw materials consist of feedstock, methanol, and catalyst and are valued at lower of cost using the average cost method or market. Inventories of finished goods consist of fuel-grade biodiesel and the production by-product glycerin and are valued at lower of cost using the average cost method or market.

PROPERTY AND EQUIPMENT

Property  and  equipment  are  recorded  at  cost  and  depreciated   using  the
straight-line method over their estimated useful lives.

Major expenditures for property and equipment are capitalized. Expenditures for major renewals and improvements which extend the life or usefulness of the asset, are capitalized. Maintenance, repairs, and minor renewals are expensed as incurred. When assets are retired or otherwise disposed of, their costs and related accumulated depreciation are removed from the accounts and resulting gains or losses are included in income.

DEFERRED FINANCING COSTS

The Company incurred costs totaling $136,054 to secure financing including $80,000 in 2006 and $56,054 in 2007. The costs incurred in 2006 were considered a deposit on financing. The loan related to these costs was not finalized until January 2007. These costs are being amortized over the term of the related construction loan beginning in January 2007. Accumulated amortization was
$22,676  and  $-  at  December  31,  2007  and  2006,  respectively.   Estimated
amortization expense for each of the next five years ending December 31 is as follows:

                     2008   $22,676
                     2009    22,676
                     2010    22,676
                     2011    22,676
                     2012    22,674


INCOME TAXES

The Company is treated as a limited liability company (LLC) for federal and state income tax purposes. As such, the Company's income, losses, and credits are included in the income tax returns of its members and no provision or liability for income taxes has been included in the financial statements.

DERIVATIVES

Raw materials used by the Company are subject to price volatility caused by weather, supply conditions, economic variables, and other unpredictable factors. To manage the volatility related to anticipated inventory purchases, the Company occasionally uses futures and options with maturities generally less than one year. These market instruments have not been designated as hedges. The Company's commodity futures and option positions are marked to market at each reporting date and all unrealized gains and losses are recognized in earnings currently. As of December 31, 2007 and 2006, the Company had no open positions. During the years ended December 31, 2007 and 2006, the Company recognized losses on derivative financial instruments of $223,417 and $-, respectively, which have been included as a component of cost of goods sold in the statements of operations.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company's financial instruments are cash and cash equivalents, accounts payable, line of credit, note payable, and long-term debt. The recorded values of cash and cash equivalents and accounts payable approximate their fair values based on their short-term nature. The recorded values of notes payable, line of credit and long-term debt approximate their fair values as interest approximates market rates.

                          BIOFUEL INDUSTRIES GROUP, LLC
                    NOTES TO THE AUDITED FINANCIAL STATEMENTS

ADVERTISING

Advertising costs are charged to operations when incurred. Advertising expense was $36,372 and $- for the years ended December 31, 2007 and 2006, respectively.

SHIPPING AND HANDLING COSTS

Shipping and handling costs charged to customers have been included in net sales. Shipping and handling costs incurred by the Company have been included in cost of goods sold.

RESEARCH AND DEVELOPMENT COSTS

Research and development costs are expensed as incurred.

ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3         INVENTORIES

The major categories of inventory consist of the following at December 31:

                                          2007        2006
                                     ---------------------
                 Raw materials ...   $ 474,618   $     --
                 Finished goods ..     289,143         --
                                     ---------   --------

                 Total inventories   $ 763,761   $     --
                                     ========   =========

4         PROPERTY AND EQUIPMENT

The major categories of property and equipment at December 31 are summarized as follows:
                                                                2007            2006
                                                        ----------------------------

Land and buildings ..................................   $  5,553,170    $       --
Machinery & equipment ...............................      6,713,360            --
Computer equipment ..................................         57,397            --
Furniture and fixtures ..............................         18,300            --
Deposits on property and equipment not yet in service        542,500       2,067,605
                                                        ------------    ------------
                                                          12,884,727       2,067,605
Less:  accumulated depreciation .....................       (262,832)           --
                                                        ------------    ------------
Net property and equipment ..........................   $ 12,621,895    $  2,067,605
                                                        ============    ============

The  equipment   purchased  in  2006  was  not  put  into  service  until  2007.
Amortization on the equipment began at that time.

The Company currently has commitments to purchase equipment at a cost of $1,185,000, of which $542,500 has already been paid.

5        LINE OF CREDIT

At December 31, 2006, the Company had a $1,000,000 line of credit with an interest rate at the applicable LIBOR Rate plus 2.25% (effectively 7.51% at December 31, 2006), which expired December 31, 2006. At December 31, 2006, the outstanding balance of this line of credit was $1,004,116. This line of credit was repaid on January 11, 2007 from the proceeds of the bank construction note.

During 2007, the Company obtained a $3,000,000 line of credit with an interest rate at the applicable LIBOR Rate plus 2.25% (effectively 6.67% at December 31,
2007), which expired December 31, 2007. At December 31, 2007, the outstanding balance on this line of credit was $200,000. On January 16, 2008, this line of credit was amended and restructured into two separate facilities: (i) a $1,750,000 revolving line of credit due January 11, 2009 and (ii) a $1,688,700 equipment line of credit which expires July 31, 2008, at which time it converts to a term loan due July 31, 2015.

                          BIOFUEL INDUSTRIES GROUP, LLC
                    NOTES TO THE AUDITED FINANCIAL STATEMENTS


6        NOTE PAYABLE - BANK

Note payable-bank consists of the following at December 31:
                                                                                                2007             2006
                                                                                       --------------     ------------
Construction note payable, up to a maximum of $7,200,000, accruing interest at the applicable LIBOR rate plus 2.25% (effectively 6.67% at December 31, 2007), and requiring periodic interest only payments. The note matured on December 31,
2007. In January 2008 the terms were amended, effectively extending the note through June 30, 2008, at which time it converts to a term loan due in 60 monthly installments of $60,000 plus interest at the applicable LIBOR rate plus
2.25% and a balloon payment of $3,600,000 due June 13, 2013.                          $     7,026,288    $          --
                                                                                       ---------------   -------------

                                                        Totals                              7,026,288               --
                                                        Less:  Current portion             (7,026,288)              --
                                                                                      ---------------    -------------
                                                        Long-term portion             $            --    $          --
                                                                                      ===============    =============



7        CAPITAL LEASE

In 2007, the Company entered into a capital lease for warehouse equipment that expires in September 2010. According to the lease agreement, the Company is required to make lease payments of approximately $514 per month for thirty-six months with a bargain purchase option at the end of the term. The capitalized cost of the leased equipment at December 31, 2007 and 2006 was $21,086 and $-, respectively. Amortization expense on equipment under capital leases is included with depreciation expense. Accumulated amortization was $1,406 and $- as of December 31, 2007 and 2006, respectively. The capital lease obligation is secured by the leased equipment.

The following is a schedule of future minimum lease payments under capital lease together with the present value of the net minimum lease payments as of December
31, 2007:

   Future minimum lease payments due in:
          2008                                                            $         6,166
          2009                                                                      6,166
          2010                                                                      4,624
                                                                          ---------------
                 Total Future Minimum Lease Payments                               16,956
          Less:  Amount representing interest                                       2,167
                                                                           --------------
                 Present Value of Future Minimum Lease Payments                    14,789
          Less:  Current portion                                                    5,187
                                                                          ---------------
                 Long-Term Capital Lease Obligation                       $         9,602
                                                                          ===============

8        MEMBERS' EQUITY

The Company was formed on August 16, 2005. Initially, three members all shared the same rights and privileges. These members contributed $1,566,000 through December 31, 2006 and were allocated cumulative losses of $473,893 through December 31, 2006.

Effective January 1, 2007, the Company formed a second class of membership interest and admitted new members. These members, the Class A members, contributed $7,359,000 during 2007, net of $75,000 in syndication fees paid by the Company. The Class A members are entitled to a 12% priority return on their initial capital contributions and collectively own 50% of the Company. As of December 31, 2007, the unpaid priority return due to the Class A members was approximately $360,000. Simultaneously, the three original members assigned their respective interests in the Company to a newly formed Michigan limited liability company which owns 50% of the Company in the form of a Class B membership at December 31, 2007. The Class B member invested no initial capital but has guaranteed up to $10,800,000 of the Company's debt.

Company operating losses are allocated to each Unit Holder in proportion to their percentage interests, provided the allocation does not cause a negative balance in any Unit Holder's account. Company operating profits are allocated

                          BIOFUEL INDUSTRIES GROUP, LLC
                    NOTES TO THE AUDITED FINANCIAL STATEMENTS

to each Unit Holder first in an amount equal to any losses previously allocated. Profits are then allocated in proportion to the priority return accrued, until each Unit Holder has received an allocation equal of: (1) the sum of the priority return for the current and all prior taxable years, over (2) the amount of profits previously allocated to that Unit Holder. Any remaining profits are allocated to Unit Holders in proportion to their percentage interests.

Distributions to members must be approved by the Board of Directors. Upon resolution to pay a member distribution, funds are to be paid in the following priority order:

     1) To Class A Unit Holders, in proportion to the unpaid priority return. The priority return defined in the operating agreement as interest paid on the unit holders initial contribution equal to 12%.

     2) To Class A unit holders in proportion to the Class A units held until the entire initial capital contribution has been returned.

     3)   To unit holders in proportion to their positive capital accounts.

At December 31, 2006 the entire members' equity account of $1,092,107 was attributable to the Class B member. As of December 31, 2007, the Class A and Class B members' interest were $7,298,448 and $(833,893), respectively.

9        RELATED PARTY TRANSACTIONS

The Company reimburses two management entities both related through common ownership for administrative and other office expenses. Reimbursements for the
years  ended   December  31,  2007  and  2006   amounted  to  $115,781  and  $0,
respectively.

The Company utilizes the services of a law firm, one of whose principals is also a member of the Company. Legal fees paid to the firm during the years ended December 31, 2007 and 2006 amounted to $122,982 and $16,590, respectively. There was no balance owed to the law firm as of December 31, 2007 and 2006.

10       COMMITMENTS AND CONTINGENCIES

FEEDSTOCK CONTRACT

During October 2007, the Company entered into an agreement to acquire a minimum of 10 million gallons of corn oil plus an additional three million gallons of corn oil per year for three years commencing after the initial 10 million gallons has been purchased. Pursuant to the terms of the agreement, the Company prepaid $300,000 on this contract prior to December 31, 2007. Additionally, it is required to make another prepayment of $200,000 on January 31, 2008. As of December 31, 2007, the aforementioned $300,000 prepayment was recorded as a deposit on the Company's balance sheet.

MICHIGAN DEPARTMENT OF TRANSPORTATION LOAN

During 2008, the Company received approximately $142,000 of loan proceeds from the Michigan Department of Transportation to assist with the construction of railroad track access to the Company's production facility. The loan accrues interest at 2% below prime rate. Repayment of the loan is waived subject to specific performance by the Company, which includes generating a minimum of 60 inbound or outbound carloads of freight per year. If these carload minimums are not met, the Company is liable for repayment of the loan.

ACQUISITION OF COMPANY

Effective May 15, 2008, the Company's membership units were acquired by GreenShift Corporation ("GreenShift"), for 20,000,000 shares and 20,000 shares of GreenShift common and preferred stock, respectively, under an Exchange Agreement (see Note 1 and 11).

11               SUBSEQUENT EVENTS

EXCHANGE AGREEMENT TRANSACTIONS

Effective May 15, 2008, the Company amended and restated its operating agreement to reflect the Exchange Agreement with Greenshift. As of that date, the Class B member became GS COES (Yorkville I), LLC, which is an

                          BIOFUEL INDUSTRIES GROUP, LLC
                    NOTES TO THE AUDITED FINANCIAL STATEMENTS


affiliate of GreenShift, under terms described in Note 10, Commitments and Contingencies. The Class A members' interest and accrued priority return was reclassified from equity to liability under SFAS 150 as Mandatorily Redeemable Equity and adjusted to the estimated fair value on that date. For book purposes, profits and losses after May 15, 2008 are allocated entirely to the Class B member. As of September 30, 2008 the entire Members' equity account of $(8,569,536) is attributable to the Class B member.

Effective May 15, 2008, the Company entered into a consulting agreement with its Chief Executive Officer to provide management services in exchange for a monthly fee of $12,500.

Effective May 15, 2008, the Company's founding members have agreed to keep their personal guaranties of Company senior loans in place in return for a guaranty fee equal to 2% of the balance due under the senior loans through that date and 5% of the balance due under the senior loans thereafter. The company's affiliate, GreenShift Corporation, has agreed to use its best efforts to refinance these loans to remove these guarantees on or before the first anniversary of the effective date of the acquisition. If this condition is not satisfied, then the guaranty fees shall increase to 7% and the Company shall accelerate and repay the principal amount of the senior loans at the rate of $1,000,000 plus 25% of Company net cash flows until the debt is paid in full.

CHANGES TO AGREEMENTS WITH CITIZENS BANK

On January 16, 2008, the Company's line of credit was amended and restructured into two separate facilities: (i) a $1,750,000 revolving line of credit due January 11, 2009 and (ii) a $1,688,700 equipment line of credit which expired July 31, 2008, at which time it converted into a term loan due July 31, 2015. The interest rate for the amended lines of credit remained the same.

On January 16, 2008, the terms of the construction note payable were amended, effectively extending the note through June 30, 2008. On June 30, 2008, the Company issued a permanent note in the amount of $7,200,000 with Citizens Bank pursuant to the provisions of a certain Construction and Permanent Loan Agreement that was dated as of January 11, 2007, and amended on August 31, 2007 and January 16, 2008. The permanent note calls for 60 monthly installments of $60,000 beginning July 31, 2008 plus interest at the applicable LIBOR rate plus 2.25% and a balloon payment of $3,600,000 due June 30, 2013.

Also on June 30, 2008 the Company issued a replacement promissory note with Citizens Bank for the equipment line of credit that converted to a term loan. The amount of the note is $1,688,700. It calls for 84 monthly installments of $20,104 beginning September 1, 2008 plus interest at the applicable LIBOR plus 2.25%. This note matures on July 31, 2015.

On December 11, 2008 the Company issued a replacement Permanent note for $7,080,000 and a replacement Promissory Note (Equipment Loan) for $1,671,250, each with an increased interest rate from 2.25% to 3.0% above LIBOR and a new maturity date of June 30, 2010. The monthly principal payments on the replacement notes shall commence April 30, 2009.

In addition, on December 11, 2008, the Company entered into a replacement revolving Line of Credit of $1,750,000 extending the maturity date to June 30, 2010.

EQUITY CAPITAL CONTRIBUTION AGREEMENT

On December 11, 2008, our parent corporation, GreenShift Corporation entered into a Membership Interest Purchase and Equity Capital Contribution Agreement (the "ECCA Agreement"). The other parties to the ECCA Agreement include the Company ("BIG") and:

     >> GS COES (Adrian I), LLC ("GS Adrian"), a newly formed GreenShift subsidiary;

     >> GS (NextDiesel I), LLC ("GS NextDiesel"), a newly formed GreenShift subsidiary; and,

     >> CleanBioenergy Partners, LLC, a Delaware limited liability company ("CleanBioenergy"), a newly formed joint venture company owned by two members: one is an affiliate of GE Energy Financial Services, a unit of General Electric Company, and the other member is an affiliate of YA Global Investments, L.P., a private investment firm managed by Yorkville Advisors, LLC.

Under the terms of the ECCA Agreement, CleanBioenergy agreed to invest up to $38 million in GS NextDiesel to help deploy twelve corn oil extraction facilities
("COES Facilities") and to double the capacity of the Company's 10 million gallon per year biodiesel refinery to 20 million gallons per year.

The ECCA Agreement provides that 70% of the membership units in GS NextDiesel will be issued to CleanBioenergy, and that the remaining 30% of the membership units will be issued to GS Adrian.

At the time of the initial contribution of cash by CleanBioenergy (the "Initial Equity Contribution Date"), GreenShift will contribute to GS NextDiesel all of its existing COES Facilities and its membership interest in BIG. CleanBioenergy may terminate the ECCA Agreement if the Initial Equity Contribution Date has not occurred by January 31, 2009. GreenShift believes that the Initial Equity Contribution Date will occur in January 2009. Thereafter, CleanBioenergy will continue to make cash contributions as additional COES Facilities reach specified production thresholds.


                          BIOFUEL INDUSTRIES GROUP, LLC
                                 BALANCE SHEETS
              SEPTEMBER 30, 2008 (UNAUDITED) AND DECEMBER 31, 2007

                                                                          9/30/2008        12/31/07
                                                                       ----------------------------
ASSETS
Current assets:
   Cash and cash equivalents .......................................   $     13,999    $    133,464
   Accounts receivable, net of allowance for doubtful accounts of $0        241,831            --
   Inventories .....................................................      1,154,334         763,761
    Deposits .......................................................           --           300,000
   Prepaid expenses ................................................         33,224          68,505
                                                                       ------------    ------------
     Total current assets ..........................................      1,443,388       1,265,730
                                                                       ------------    ------------
   Property and equipment, net .....................................     14,026,334      12,621,895
                                                                       ------------    ------------

Other Assets:
   Restricted cash, long term ......................................        236,178            --
   Deferred financing costs, net ...................................        102,320         113,378
                                                                       ------------    ------------
       Total other assets ..........................................        338,498         113,378
TOTAL ASSETS .......................................................   $ 15,808,220    $ 14,001,003
                                                                       ============    ============
LIABILITIES AND MEMBERS' EQUITY (DEFICIT):
Current liabilities:
   Line of credit ..................................................   $    745,235    $    200,000
   Notes payable - bank, current portion ...........................      1,021,243       7,026,288
   Accounts payable and accrued expenses ...........................      1,383,786         295,371
   Accounts payable and accrued expenses - related parties .........        934,745            --
   Accrued interest payable ........................................         36,603            --
   Accrued interest payable - related parties ......................        186,872            --
   Deferred revenue, current portion ...............................         28,487            --
   Other long term debt, current portion ...........................          5,026           5,187
                                                                       ------------    ------------
     Total current liabilities .....................................      4,341,997       7,526,846
Long term liabilities
   Notes payable - bank, net of current portion ....................      7,730,007           9,602
Due to affiliates ..................................................      2,015,890            --
   Deferred grant revenue, net of current portion ..................        113,950            --
   Other long term debt, net of current ............................          5,912            --
    Mandatorily redeemable preferred equity ........................     10,170,000            --
                                                                       ------------    ------------

Total long term liabilities ........................................     20,035,759           9,602

Total liabilities ..................................................     24,377,756       7,536,448
                                                                       ------------    ------------
Members' equity (deficit):
   Members' capital ................................................     (8,569,536)      6,464,555
                                                                       ------------    ------------
     Total members' equity (deficit) ...............................     (8,569,536)      6,464,555
                                                                       ------------    ------------
TOTAL LIABILITIES AND MEMBERS' EQUITY (DEFICIT) ....................   $ 15,808,220    $ 14,001,003
                                                                       ============    ============

                 The accompanying notes are an integral part of
                           the financial statements.



                          BIOFUEL INDUSTRIES GROUP, LLC
                            STATEMENTS OF OPERATIONS
   FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2008 AND 2007 (UNAUDITED)


                                           Three Months   Three Months    Nine Months     Nine Months
                                                  Ended          Ended          Ended           Ended
                                              9/30/2008      9/30/2007      9/30/2008       9/30/2007
                                           ----------------------------------------------------------

Revenues ................................   $ 1,679,965    $      --      $ 6,187,522    $      --
Cost of revenues ........................     2,862,436         28,491      8,256,145         28,491
                                            -----------    -----------    -----------    -----------
Gross profit ............................   $(1,182,471)   $   (28,491)   $(2,068,623)   $   (28,491)

Operating expenses ......................     1,083,410        231,749      2,186,217        673,874
                                            -----------    -----------    -----------    -----------

Operating loss ..........................   $(2,265,881)   $  (260,240)   $(4,254,840)   $  (702,365)
                                            -----------    -----------    -----------    -----------

Other income (expense):
Interest income .........................         1,793         40,652          5,016         90,998
Interest expense - affiliate ............        (8,215)          --           (8,215)          --
Interest expense - related party ........      (155,651)        (7,953)      (247,124)        (7,953)
Interest expense ........................      (126,834)       (31,711)      (358,928)       (31,711)
                                            -----------    -----------    -----------    -----------

Total other income (expense) ............      (288,907)           988       (609,251)        51,335
                                            -----------    -----------    -----------    -----------


Net loss ................................   $(2,554,788)   $  (259,252)   $(4,864,091)   $  (651,030)
                                            -----------    -----------    -----------    -----------

Accrued priority return - Class A members      (270,000)       (90,000)      (810,000)       (90,000)
                                            -----------    -----------    -----------    -----------


Net loss applicable to common member ....   $(2,824,788)   $  (349,252)   $(5,674,091)   $  (741,030)
                                            ===========    ===========    ===========    ===========






                 The accompanying notes are an integral part of
                           the financial statements.



                          BIOFUEL INDUSTRIES GROUP, LLC
                STATEMENT OF CHANGES IN MEMBERS' EQUITY (DEFICIT)
            FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2008 (UNAUDITED)


BALANCE, December 31, 2007 ....................................................................   $ 6,464,555

       Reclassification of Class A members' capital and accrued priority returns to mandatorily
           redeemable equity ..................................................................    (5,954,216)

       Fair value adjustment, Class A mandatorily redeemable equity ...........................    (3,810,784)

           Accretion of priority return, Class A mandatorily redeemable equity ................      (405,000)

       Net loss, nine months ended September 30, 2008 .........................................    (4,864,091)
                                                                                                  -----------

                           BALANCE, September 30, 2008 ........................................   $(8,569,536)

                 The accompanying notes are an integral part of
                           the financial statements.


                          BIOFUEL INDUSTRIES GROUP, LLC
                            STATEMENTS OF CASH FLOWS
        FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2008 AND 2007 (UNAUDITED)

                                                                             9/30/2008       9/30/2007
                                                                         -----------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
    Net loss .........................................................   $ (4,864,091)   $   (651,030)
    Adjustments to reconcile net loss to net cash flows from operating activities
        Depreciation .................................................        654,887           1,890
        Changes in assets and liabilities
           Accounts receivable .......................................       (241,831)           --
           Inventories ...............................................       (390,573)       (563,510)
           Prepaid expenses ..........................................         35,280        (123,781)
           Deposits ..................................................        300,000            --
           Accounts payable and accrued expenses .....................      1,088,417         246,067
           Accounts payable - affiliate ..............................        878,493            --
           Accrued interest payable ..................................         36,603            --
           Accrued interest payable - related parties ................        178,657            --
           Accrued interest payable - affiliate ......................          8,215            --
           Accrued expenses ..........................................         56,250            --
                                                                         ------------    ------------
               Net Cash Flows Used in Operating Activities ...........     (2,259,693)     (1,090,364)
                                                                         ------------    ------------
CASH FLOWS FROM INVESTING ACTIVITIES
    Payment of debt issuance costs ...................................         (5,949)        (56,055)
    Cash put under restrictions ......................................       (236,178)           --
    Capital expenditures .............................................     (2,042,319)    (10,036,014)
                                                                         ------------    ------------
                        Net Cash Flows Used In Investing Activities ..     (2,284,446)   (10, 092,069)
                                                                         ------------    ------------
CASH FLOWS FROM FINANCING ACTIVITIES
    Advances on line of credit
                                                                              780,000            --
    Payments on line of credit .......................................       (234,765)           --
    Proceeds from bank notes payable .................................      1,862,412       5,419,839
    Principal payments on long term debt .............................       (141,302)           --
    Proceeds from loan payable - affiliate ...........................      1,258,580          16,430
    Proceeds from deferred grant revenue .............................        142,437            --
    Net advances on intercompany loan payable - affiliate ............        757,312            --
    Payment of syndication fees ......................................           --           (75,000)
    Contributions from members .......................................           --         7,434,000
                                                                         ------------    ------------
        Net Cash Flows from Financing Activities .....................      4,424,674      12,739,214
                                                                         ------------    ------------

           Net Change in Cash and Cash Equivalents ...................       (119,465)      1,612,836

 CASH AND CASH EQUIVALENTS - Beginning of Period .....................        133,464           8,618
                                                                         ------------    ------------

     CASH AND CASH EQUIVALENTS - END OF PERIOD .......................   $     13,999     $ 1,621,454
                                                                         ============    ============


Supplemental cash flow disclosures
    Cash paid for interest ...........................................   $    390,792    $     39,664

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING
AND FINANCING ACTIVITIES:
     Line of credit as of December 31, 2006 of
     $1,004,116 was replaced with advances from
     the construction note payable....................................   $        --     $ 1,004,116

                 The accompanying notes are an integral part of
                           the financial statements.

                          BIOFUEL INDUSTRIES GROUP, LLC
                        NOTES TO THE FINANCIAL STATEMENTS
        FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2008 AND 2007 (UNAUDITED)

1        DESCRIPTION OF BUSINESS

Biofuel Industries Group, LLC (the "company") is primarily engaged in the operation of a commercial biodiesel facility. The Company presently operates a biodiesel plant in Michigan and sells its product of fuel-grade biodiesel and related by-products domestically. The Company commenced manufacturing operations in September 2007 and was a development stage entity in prior periods.

The Company had no significant operating history and, from August 15, 2005 (inception) to September 30, 2008, generated a net loss of $7,324,536. The accompanying interim financial statements for the nine months ended September 30, 2008 have been prepared assuming the Company will continue as a going concern. During the year 2008, management intends to generate sufficient cash flows from operations to fund future operations, capital expenditures and additional working capital. In the event cash flows are not sufficient, the Company will seek to raise additional debt and/or equity financing. However, there is no assurance that such cash flows or financing will be consummated or obtained in sufficient amounts necessary to meet the Company's needs.

On May 15, 2008, GreenShift Corporation and the Company entered into an Exchange Agreement pursuant to which GreenShift Corporation exchanged 20,000,000 common shares and 20,000 preferred shares in return for 100% of the equity of the Company subject to the redemption by the Company of the Company's "Class A Membership Units" for a total of $9 million preferred equity interest with a 12% coupon commencing January 30, 2009 at a rate equal to 30% of the Company's net cash flows (after all operating costs and regular debt payments have been paid) (the "Class A Redemption"). The $9 million preferred equity interest is mandatorily redeemable if it is not paid on or before the twentieth anniversary of closing and is classified as a liability under the provisions of SFAS No. 150.

2        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

References to the "FASB", "SFAS", and "SAB" herein refer to the "Financial Accounting Standards Board," "Statements of Financial Accounting Standards," and the "SEC Staff Accounting Bulletin," respectively.

BASIS OF PRESENTATION

The interim financial statements included herein have been prepared by Biofuel Industries Group, LLC ("we," "our," "us," "BIG" or the "Company"), and, in the opinion of management, include all adjustments which, except as described elsewhere herein, are of a normal recurring nature, necessary for a fair presentation of the financial position, results of operations, and cash flows for the periods presented. The December 31, 2007 balances in the accompanying financial statements and the notes were derived from the audited financial statements of the company as of that date.

CASH AND EQUIVALENTS

The Company considers cash and equivalents to be highly liquid, short-term investments with original maturities of three months or less from the date of acquisition. The Company maintains cash in bank deposit accounts which, at times, exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant risks.

REVENUE RECOGNITION

The Company recognizes revenue from the sale of biodiesel when persuasive evidence of an arrangement exists, title and risk of loss transfers to the customers, prices are fixed and determinable, and it is reasonably assured the related accounts receivable is collectible. Delivery occurs when goods are shipped and title and risk of loss transfer to the customer, in accordance with the terms specified in the arrangement with the customer. Revenue recognition is deferred in all instances where the earnings process is incomplete. We provide for sales returns and allowances in the same period as the related revenues are recognized. We base these estimates on our historical experience or the specific identification of an event necessitating a reserve. To the extent actual sales returns differ from our estimates; our future results of operations may be affected. Should changes in conditions cause management to determine that these criteria are not met for certain future transactions, revenue recognized for any reporting period could be adversely affected.

The Company records revenues from the sale of unblended biodiesel fuel based on market prices the Company is able to charge. For buyers of unblended fuel who are certified blenders registered with the IRS, they can pursue amounts available under federal incentive programs (currently $1.00 per gallon) related to the blending of biodiesel

                   BIOFUEL INDUSTRIES GROUP, LLC NOTES TO THE
   FINANCIAL STATEMENTS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2008 AND 2007
                                  (UNAUDITED)

fuel with petroleum diesel. The Company also sells blended biodiesel fuel to buyers not certified as blenders with the IRS. Sales of blended fuel to such customers are also based on market prices. Upon the sale of blended biodiesel fuel, the Company (not the buyer) may be eligible to collect certain amounts under federal incentive programs (currently $1.00 per gallon). When all requirements of the applicable incentive program have been met, generally occurring at the time of sale of blended fuel, we record a reduction to cost of sales for the amount of credits we are to receive. For the nine months ended September 30, 2008 and 2007, receipts from this source was $832,513 and $0 respectively.

CUSTOMERS

Sales through August 2008 were entirely to one customer, a national marketer of renewable fuels that purchased all of the Company's biodiesel production at market prices per a written agreement that was set to expire in September 2010, but that was mutually terminated between the parties on September 29, 2008. Since that time, the Company has marketed their product directly to end users.

ACCOUNTS RECEIVABLE

Accounts receivable are uncollateralized, non-interest-bearing customer obligations due under normal trade terms requiring payment within 30 days from the invoice date. Accounts receivable are stated at the amount billed to the customer. Accounts receivable in excess of 90 days old are considered delinquent. Payments of accounts receivable are allocated to the specific invoices identified on the customer's remittance advice or, if unspecified, are applied to the oldest unpaid invoices. Management will continue to review the need to establish a valuation allowance on a quarterly basis. Also included in Accounts Receivable at September 30, 2008 and 2007 are amounts due from the Internal Revenue Service for the "blender" credit of $119,067 and $0 respectively.

IMPAIRMENT OF LONG-LIVED ASSETS

The Company reviews long-lived assets, including property and equipment and intangible assets, for impairment whenever events or changes in business circumstances indicate that the carrying amount of an asset may not be fully recoverable. An impairment loss would be recognized when the estimated future cash flows from the use of the asset are less than the carrying amount of that asset. To date, there have been no such losses.

INVENTORIES

Inventories of raw materials consist of feedstock, methanol, and catalyst and are valued at lower of cost using the average cost method or market. Inventories of finished goods consist of fuel-grade biodiesel and the production by-product glycerin and are valued at lower of cost using the average cost method or market.

PROPERTY AND EQUIPMENT

Property  and  equipment  are  recorded  at  cost  and  depreciated   using  the
straight-line method over their estimated useful lives.

Major expenditures for property and equipment are capitalized. Maintenance, repairs, and minor renewals are expensed as incurred. When assets are retired or otherwise disposed of, their costs and related accumulated depreciation are removed from the accounts and resulting gains or losses are included in income.

DEFERRED FINANCING COSTS

The Company incurred costs to secure financing during 2006 and 2007. These costs are being amortized over the term of the related bank note payable. Accumulated amortization was $39,682 and $22,676 at September 30, 2008 and December 31, 2007, respectively.

Estimated remaining amortization expense for each of the next five years ending December 31 is as follows:

         2008                $   6,859
         2009                   23,865
         2010                   23,865
         2011                   23,865
         2012                   23,867

                          BIOFUEL INDUSTRIES GROUP, LLC
                        NOTES TO THE FINANCIAL STATEMENTS
        FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2008 AND 2007 (UNAUDITED)

INCOME TAXES

The Company is treated as a limited liability company (LLC) for federal and state income tax purposes. As such, the Company's income, losses, and credits are included in the income tax returns of its members and no provision or liability for income taxes has been included in the financial statements.

DERIVATIVES

Raw materials used by the Company and biodiesel produced by the Company are subject to price volatility caused by weather, supply conditions, economic variables, and other unpredictable factors. To manage the volatility related to anticipated inventory purchases, the Company occasionally uses futures and options with maturities generally less than one year. These market instruments have not been designated as hedges. The Company's commodity futures and option positions are marked to market at each reporting date and all unrealized gains and losses are recognized in earnings currently. As of September 30, 2008 there were no open positions. As of September 30, 2007, the market value of open positions was ($64,886). During the nine months ending September 30, 2008 and 2007, the Company recognized losses on derivative financial instruments of $0 and ($29,718) which have been included as a component of cost of goods sold in the statements of operations.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company's financial instruments are cash and cash equivalents, accounts payable, line of credit, note payable, and long-term debt. The recorded values of cash and cash equivalents and accounts payable approximate their fair values based on their short-term nature. The recorded values of notes payable, line of credit and long-term debt approximate their fair values as interest approximates market rates.

The Company adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 157, Fair Value Measurements, which is effective for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Under FASB Statement No. 157, a framework was established for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. The implementation of this new standard did not have a material impact on the Company's financial position, results of operations and cash flows for the three and nine months ended September 30, 2008.

ADVERTISING

Advertising costs are charged to operations when incurred. Advertising expense was $950 and $24,171 for the nine months ended September 30, 2008 and 2007, respectively.

SHIPPING AND HANDLING COSTS

Shipping and handling costs charged to customers have been included in net sales. Shipping and handling costs incurred by the Company have been included in cost of goods sold.

RESEARCH AND DEVELOPMENT COSTS

Research and development costs are expensed as incurred.

ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3         INVENTORIES

The major categories of inventory consist of the following at September 30, 2008 and December 31, 2007:

                                 2008         2007
                           -----------------------
Raw materials ..........   $  508,451   $  474,618
Finished goods .........      608,063      289,143
Spare parts and supplies       37,820         --
                           ----------   ----------

Total inventories ......   $1,154,334   $  763,761
                           ==========   ==========

                         BIOFUEL INDUSTRIES GROUP, LLC
                        NOTES TO THE FINANCIAL STATEMENTS
        FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2008 AND 2007 (UNAUDITED)

4         PROPERTY AND EQUIPMENT

The major categories of property and equipment at September 30, 2008 and
December 31, 2007 are summarized as follows:
                                                                2008            2007
                                                        ----------------------------

Land and buildings ..................................   $  5,580,282    $  5,553,170
Machinery & equipment ...............................      9,077,991       6,713,360
Computer equipment ..................................         57,397          57,396
Furniture and fixtures ..............................         18,300          18,300
Deposits on property and equipment not yet in service        193,076         542,500
                                                        ------------    ------------
                                                          14,927,046      12,884,726
Less:  accumulated depreciation .....................       (900,712)       (262,831)
                                                        ------------    ------------
Net property and equipment ..........................   $ 14,026,334    $ 12,621,895
                                                        ============    ============

The Company currently has commitments to purchase equipment from an affiliate at a cost of $1,790,706, of which $1,435,839 has already been paid.

5         RESTRICTED CASH

Biofuel Industries Group, LLC is obligated to pay for certain road improvements near its facility. These funds are restricted for use in the improvements to the roads. In addition, undrawn funds remaining on the equipment loan have been added to this account by the lender. The total of the restricted cash allocated for this purpose was $236,178 as of September 30, 2008 and $0 as of December 31, 2007.

6        LINE OF CREDIT

During 2007, the Company obtained a $3,000,000 line of credit with an interest rate at the applicable LIBOR RATE plus 2.25%, which expired December 31, 2007. On January 16, 2008, this line of credit was amended and restructured into two separate facilities: (i) a $1,750,000 revolving line of credit due January 11, 2009 and (ii) a $1,688,700 equipment line of credit which expired July 31, 2008, at which time it converted into a term loan due July 31, 2015 (see Note 7). The interest rate for the amended lines of credit remained the same. At September 30, 2008 and December 31, 2007 respectively, the outstanding balance of the revolving line of credit was $745,235 and $0. The effective LIBOR Rate was 4.74% at September 30, 2008.

7        LONG TERM BANK DEBT

Long term debt maturities for long term bank debt are as follows:

                                                9/30/2008     12/31/2007

Permanent note ............................   $ 7,080,000      7,026,288
Replacement promissory note ...............     1,671,250           --
                                              -----------    -----------
      Total ...............................     8,751,250      7,026,288
Less current portion of bank debt .........    (1,021,243)    (7,026,288)
                                              -----------    -----------
          Bank debt, net of current portion   $ 7,730,007    $      --


Scheduled maturities of long term bank debt at September 30, 2008 are as follows:

                  2009                   $   1,021,243
                  2010                         961,243
                  2011                         961,243
                  2012                         961,243
                  2013                         961,243
                  Thereafter                 3,885,035
                                         -------------
                  Total                  $   8,751,250

                          BIOFUEL INDUSTRIES GROUP, LLC
                    NOTES TO THE AUDITED FINANCIAL STATEMENTS
        FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2008 AND 2007 (UNAUDITED)

On December 31, 2007, the bank note payable consisted of drawings under a construction note payable, up to a maximum of $7,200,000. The note matured on December 31, 2007. In January 2008, the terms were amended, effectively extending the note through June 30, 2008. On that date, the Company issued a permanent note in the amount of $7,200,000 with Citizens Bank pursuant to the provisions of a certain Construction and Permanent Loan Agreement that was dated as of January 11, 2007, and amended on August 31, 2007 and January 16, 2008. The permanent note calls for 60 monthly installments of $60,000 beginning July 31, 2008 plus interest at the applicable LIBOR rate plus 2.25% and a balloon payment of $3,600,000 due June 30, 2013.

Also on June 30, 2008 the Company issued a replacement promissory note with Citizens Bank for an equipment line of credit that converted to a term loan. The amount of the note is $1,688,700. It calls for 84 monthly installments of $20,104 beginning September 1, 2008 plus interest at the applicable LIBOR plus 2.25%. This note matures on July 31, 2015.

8        CAPITAL LEASE

In 2007, the Company entered into a capital lease for warehouse equipment that expires in September 2010. According to the lease agreement, the Company is required to make lease payments of $514 per month. The capitalized cost of the leased equipment at September 30, 2008 and 2007 was $21,086 and $-, respectively. Amortization expense on equipment under capital leases is included with depreciation expense. Accumulated amortization was $4,569 and $351 as of September 30, 2008 and 2007, respectively. The capital lease obligation is secured by the leased equipment.

The following is a schedule of future minimum lease payments under capital lease together with the present value of the net minimum lease payments as of September 30, 2008:

Future minimum lease payments due in:
       2009                                                $      7,194
       2010                                                       4,624
                                                           ------------
           Total Future Minimum Lease Payments                   11,818
       Less:  Amount representing interest                          880
                                                           ------------
       Present Value of Future Minimum Lease Payments            10,938
       Less:  Current portion                                     5,026
                                                           ------------
              Long-Term Capital Lease Obligation           $      5,912
                                                           ============


9        MEMBERS' EQUITY

The Company was formed on August 16, 2005. Initially, three members all shared the same rights and privileges. These members contributed $1,566,000 through December 31, 2006 and were allocated cumulative losses of $473,893 through December 31, 2006.

Effective January 1, 2007, the Company formed a second class of membership interest and admitted new members. These members, the Class A members, contributed $7,359,000 during 2007, net of $75,000 in syndication fees paid by the Company. The Class A members are entitled to a 12% priority return on their initial capital contributions and collectively own 50% of the Company. As of September 30, 2008 and December 31, 2007, the unpaid priority return due to the Class A members was approximately $1,170,000 and $360,000, respectively. Simultaneously, the three original members assigned their respective interests in the Company to a newly formed Michigan limited liability company which owns 50% of the Company in the form of a Class B membership. The Class B member invested no initial capital but has guaranteed up to $10,800,000 of the Company's debt.

Company operating losses are allocated to each Unit Holder in proportion to their percentage interests, provided the allocation does not cause a negative balance in any Unit Holder's account. Company operating profits are allocated to each Unit Holder first in an amount equal to any losses previously allocated. Profits are then allocated in proportion to the priority return accrued, until each Unit Holder has received an allocation equal of: (1) the sum of the priority return for the current and all prior taxable years, over (2) the amount of profits previously allocated to that Unit Holder. Any remaining profits are allocated to Unit Holders in proportion to their percentage interests.

                          BIOFUEL INDUSTRIES GROUP, LLC
                        NOTES TO THE FINANCIAL STATEMENTS
        FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2008 AND 2007 (UNAUDITED)

Distributions to members must be approved by the Board of Directors. Upon resolution to pay a member distribution, funds are to be paid in the following priority order:

     1) To Class A Unit Holders, in proportion to the unpaid priority return. The priority return defined in the operating agreement as interest paid on the unit holders initial contribution equal to 12%.

     2) To Class A unit holders in proportion to the Class A units held until the entire initial capital contribution has been returned.

     3)   To unit holders in proportion to their positive capital accounts.

Effective May 15, 2008, the Company amended and restated its operating agreement to reflect the Exchange Agreement with Greenshift. As of that date, the Class B member became GS COES (Yorkville I), LLC, which is an affiliate of GreenShift, under terms described in Note 12, Commitments and Contingencies. The Class A members' interest and accrued priority return was reclassified from equity to liability under SFAS 150 as Mandatorily Redeemable Equity and adjusted to the estimated fair value on that date. For book purposes, profits and losses after May 15, 2008 are allocated entirely to the Class B member. As of September 30, 2008 the entire Members' equity account of $(8,569,536) is attributable to the Class B member.

10   RELATED PARTY TRANSACTIONS

Effective May 15, 2008, the Company entered into a consulting agreement with its Chief Executive Officer to provide management services in exchange for a monthly fee of $12,500. As of September 30, 2008, $56,250 has been accrued under this agreement and no amounts have been paid.

The Company's founding members have agreed to keep their personal guaranties of Company senior loans in place in return for a guaranty fee equal to 2% of the balance due under the senior loans through May 15, 2008 and 5% of the balance due under the senior loans thereafter. The company's affiliate, GreenShift Corporation, has agreed to use its best efforts to refinance these loans to remove these guarantees on or before the first anniversary of the effective date of the acquisition. If this condition is not satisfied, then the guaranty fees shall increase to 7% and the Company shall accelerate and repay the principal amount of the senior loans at the rate of $1,000,000 plus 25% of Company net cash flows until the debt is paid in full. From inception through September 30, 2008, $328,024 of these fees has been incurred under this agreement of which $178,657 remains incurred but unpaid as of September 30, 2008. Fees of $247,124 were incurred under this agreement for the nine month period ended September 30, 2008.

During the start up phase of the Company in 2007, two management entities related through common ownership were reimbursed for administrative and other office expenses incurred. Since operations began in September 2007, one of these entities has continued to receive reimbursement for ongoing accounting services provided to the Company. Reimbursements under this arrangement have totaled $80,612 and $5,984 for the respective nine month period ending September 30, 2008 and 2007 and no amounts were owed as September 30, 2008 and December 31, 2007.

The Company utilizes the services of a law firm, one of whose principals is also a member of the Company. Legal fees incurred with the firm during the nine months ended September 30, 2008 and 2007 amounted to $19,050 and $116,831, respectively. There was a $18,852 and $0 balance owed to the law firm as of September 30, 2008 and December 31, 2007, respectively.

The Company borrowed funds from GS CleanTech Corporation, another subsidiary of GreenShift Corporation, in September 2008. The loan accrues interest at 10% per annum. The balance due to GS CleanTech Corporation as of September 30, 2008 was $1,258,579.

The Company has intercompany transactions with various GreenShift Corporation subsidiaries as follows: NextGen Fuel Inc.- the Company purchased its initial biodiesel processing equipment from this subsidiary. At the time of the purchase, these entities were not affiliated. GS Clean Tech Corporation: the Company is billed for engineering and plant management services from this subsidiary. Through September 30, 2008 billings for these services totaled $256,969. GS Design, Inc.-the Company has purchased additional processing equipment from this subsidiary and is also billed hourly for some processing support provided by GS Design personnel. Total billings from this entity have been $1,879,341 through September 30, 2008. Occasionally, amounts are paid by the Company on behalf of

                          BIOFUEL INDUSTRIES GROUP, LLC
                        NOTES TO THE FINANCIAL STATEMENTS
        FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2008 AND 2007 (UNAUDITED)


an affiliate or by an affiliate on behalf of the Company. Total amounts owing for the items described above were $757,311 as of September 30, 2008 of which the Company owed $432,256 to GS Design, $304,790 to GS CleanTech and $20,265 to NextGen Fuel. In addition, the Company purchases corn oil from another GreenShift subsidiary, GS COES (Yorkville I), LLC under a contract as described in Note 11, Commitments and Contingencies.

11       COMMITMENTS AND CONTINGENCIES

FEEDSTOCK CONTRACT

During October 2007, the Company entered into an agreement to acquire a minimum of 10 million gallons of corn oil plus an additional three million gallons of corn oil per year for three years commencing after the initial 10 million gallons has been purchased. Under the terms of the agreement, the acquisition cost of the corn oil is equal to 85% of the then prevailing preceding month's average diesel spot price, as defined.

Pursuant to the terms of the agreement, the Company prepaid $500,000 on this contract by February 4, 2008. The counterparty to this agreement was an affiliate of GreenShift. When GreenShift subsequently acquired the Company on May 15, 2008, these prepaid corn oil deposits were applied against amounts owed for corn oil purchases and on September 30, 2008, the Company owed $878,493 to its affiliate for corn oil. Corn oil continues to be purchased under this agreement at the 85% indexed price and total corn oil purchases from affiliates were $1,948,055 and $0 (including $1,751,291 and $0 in cost of sales) for the nine months ending September 30, 2008 and 2007.

MICHIGAN DEPARTMENT OF TRANSPORTATION LOAN During 2008, the Company received approximately $142,000 of loan proceeds from the Michigan Department of Transportation to assist with the construction of railroad track access to the Company's production facility. The loan accrues interest at 2% below prime rate. Repayment of the loan is waived subject to rail utilization by the Company, which includes generating a minimum of 60 inbound or outbound carloads of freight per year. If these carload minimums are not met, the Company is liable for repayment of the loan on a pro-rata basis as follows:

            January 31, 2009                            $    28,487
            January 31, 2010                            $    28,487
            January 31, 2011                            $    28,487
            January 31, 2012                            $    28,487
            January 31, 2013                            $    28,487
                                                        -----------
                                                        $   142,437

This amount is shown as deferred revenue on the balance sheet at September 30, 2008. Revenue would be recognized as the thresholds shown above are met.

LEASE COMMITMENTS

The Company leases filter equipment at the Adrian facility. The lease began May 1, 2008 and provides for a four year term of $6,660 monthly payments. It also contains an option to purchase after six months at a price of $210,320. The Company has the right to return the equipment and pay a reconditioning fee of $50,000 if within the first twelve months after the commencement date, $37,500 if within the second twelve months, $25,000 if within the third twelve months and $12,500 if within the fourth twelve months. The Company did not exercise its option to purchase on November 1, 2008. At the present time a dispute exists with the lessor who has asked that the Company either purchase the equipment or return it and pay the $50,000 reconditioning fee. The outcome of this dispute remains uncertain at the present time but is not believed to have a material effect on the Company's financial position, results of operations or liquidity.

The Company has executed rail car leases for 14 insulated tank cars to deliver raw material feedstocks and ship biodiesel. Four of the railcars are leased for a 12 month term commencing on April 30, 2008 with a monthly rent of $575. The remaining ten rail cars have a lease term of 24 months commencing on August 13, 2008 and a monthly rent of $600. The rail car leases are treated as operating leases.

Future minimum lease commitments under these operating leases at September 30, 2008 are as follows:

                          BIOFUEL INDUSTRIES GROUP, LLC
                        NOTES TO THE FINANCIAL STATEMENTS
        FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2008 AND 2007 (UNAUDITED)

Year Ending December 31:
------------------------
         2008                     $ 24,900
         2009                       81,200
         2010                       51,000
                                  --------
         Total minimum payments   $157,100


ACQUISITION OF COMPANY

Effective May 15, 2008, GreenShift and the Company entered into an Exchange Agreement pursuant to which GreenShift exchanged 20,000,000 common shares and 20,000 preferred shares in return for 100% of the equity of the Company subject to the redemption by the Company of the Company's "Class A Membership Units" for a total of $9 million preferred equity interest with a 12% coupon commencing January 30, 2009 at a rate equal to 30% of the Company's net cash flows (after all operating costs and regular debt payments have been paid) (the "Class A Redemption"). The $9 million preferred equity interest is mandatorily redeemable if it is not paid on or before the twentieth anniversary of closing and is classified as a liability under the provisions of SFAS No. 150. Other terms of the Exchange Agreement are summarized here:


     >> Vested Company Shares. The issuance by GreenShift to the Company's shareholders of 20,000,000 shares of GreenShift common stock. These shares were valued at $2,085,000 based on the average fair market value of GreenShift's common stock for the three days before and after the acquisition date.

     >> Performance-based Company Shares. The issuance by GreenShift to the Company's members of 20,000 shares of GreenShift's new Series E Preferred Stock (the "Series E Shares"), which shares are convertible at a fixed rate of 1 preferred share to 1,000 common shares into a total of 20,000,000 shares of GreenShift common stock; provided, however, that the Series E Shares shall be convertible into GreenShift common shares in proportion to GreenShift's earnings before interest, taxes, depreciation and amortization and non-cash and non-recurring items ("EBITDA") and will be fully convertible into 20,000,000 common shares on a pro rated basis as GreenShift achieves $50,000,000 in EBITDA during one year period.

     >> Performance-based Cash Hurdle. The payment by the Company to the Company's founding members of $1,000,000 in cash payable upon the realization by GreenShift of $10,000,000 in annualized EBITDA.

     >> Guaranty of the Company's Founding Shareholders. The Company's founding members have agreed to keep their personal guaranties of the Company's senior loans in place (the "BIG Loans") in return for a guaranty fee as described in Note 11, Related Party. .

     >> Guaranty of GreenShift and its Founding Shareholder. GreenShift, Viridis Capital, LLC and Kevin Kreisler (the "GreenShift Parties") entered into a Contribution Agreement with NextFuels, LLC, the holding company of the founding members of the Company, relative to the agreement of the GreenShift Parties to guaranty the guaranty of the BIG Loans by the Company's founding members. The obligations of the GreenShift Parties under the Contribution Agreement are subordinated to the interests of YA Global Investments, LP ("YAGI"), GreenShift's senior lender.

     >> Potential Rescission. GreenShift's equity in the Company is subject to rescission in the event that: (a) the BIG Loans are not timely serviced and kept in good standing, (b) the Guaranty Payments, to the extent due, are not timely made, and (c) if the Class A Redemption payments are not made to the extent that they are due. This term expires automatically upon the full payment and/or refinancing of the BIG Loans without the guaranty of the BIG founding members and the full payment of the Class A Redemption.

     >> Consulting Agreement. The Company's chief executive officer and one of its founding members, Terry Nosan, entered into a consulting agreement with the Company at closing pursuant as described in Note 11, Related Parties..

     >> Creditor Consent. The Company's agreements with its senior creditor, Citizens' Bank, require Citizens' Bank to provide its written consent to change of control transactions. While Citizens' Bank has expressed, through its loan officer, its willingness to issue consent, formal written consent has not yet been issued. Citizens' Bank has the right to declare default under its credit agreements with the Company in the absence of its formal written consent. Based on recent discussions, GreenShift believes that formal written consent

                          BIOFUEL INDUSTRIES GROUP, LLC
                        NOTES TO THE FINANCIAL STATEMENTS
        FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2008 AND 2007 (UNAUDITED)

          will be provided during the fourth quarter 2008. If Citizens' Bank does not issue its formal written consent as contemplated and instead issues a written objection to the change of control, then GreenShift may deposit the Company membership units into an escrow account pending either issuance by Citizens' Bank of formal written consent or the refinancing of the amounts due to Citizens' Bank.

12               SUBSEQUENT EVENTS

EQUITY CAPITAL CONTRIBUTION AGREEMENT

On December 11, 2008, our parent corporation, GreenShift Corporation entered into a Membership Interest Purchase and Equity Capital Contribution Agreement (the "ECCA Agreement"). The other parties to the ECCA Agreement include the Company ("BIG") and:

     >> GS COES (Adrian I), LLC ("GS Adrian"), a newly formed GreenShift subsidiary;

     >> GS (NextDiesel I), LLC ("GS NextDiesel"), a newly formed GreenShift subsidiary; and,

     >> CleanBioenergy Partners, LLC, a Delaware limited liability company ("CleanBioenergy"), a newly formed joint venture company owned by two members: one is an affiliate of GE Energy Financial Services, a unit of General Electric Company, and the other member is an affiliate of YA Global Investments, L.P., a private investment firm managed by Yorkville Advisors, LLC.

Under the terms of the ECCA Agreement, CleanBioenergy agreed to invest up to $38 million in GS NextDiesel to help deploy twelve corn oil extraction facilities
("COES Facilities") and to double the capacity of the Company's 10 million gallon per year biodiesel refinery to 20 million gallons per year.

The ECCA Agreement provides that 70% of the membership units in GS NextDiesel will be issued to CleanBioenergy, and that the remaining 30% of the membership units will be issued to GS Adrian.

At the time of the initial contribution of cash by CleanBioenergy (the "Initial Equity Contribution Date"), GreenShift will contribute to GS NextDiesel all of its existing COES Facilities and its membership interest in BIG. CleanBioenergy may terminate the ECCA Agreement if the Initial Equity Contribution Date has not occurred by January 31, 2009. GreenShift believes that the Initial Equity Contribution Date will occur in January 2009. Thereafter, CleanBioenergy will continue to make cash contributions as additional COES Facilities reach specified production thresholds.

CHANGES TO AGREEMENTS WITH CITIZENS BANK

On December 11, 2008 the Company issued a replacement Permanent note for $7,080,000 and a replacement Promissory Note (Equipment Loan) for $1,671,250, each with an increased interest rate from 2.25% to 3.0% above LIBOR and a new maturity date of June 30, 2010. The monthly principal payments on the replacement notes shall commence April 30, 2009.

In addition, on December 11, 2008, the Company entered into a replacement revolver Line of Credit of 1,750,000 extending the maturity date to June 30, 2010.

                     GREENSHIFT CORPORATION AND SUBSIDIARIES
                     PRO-FORMA COMBINED FINANCIAL STATEMENTS

The Unaudited Pro-Forma Combined Statements of Operations of the Company is for the twelve months ended December 31, 2007 and for the nine months ended
September 31, 2008 (the "Pro-Forma Statements of Operations") and have been prepared to illustrate the effect of the acquisition of Biofuel Industries Group, LLC (d/b/a NextDiesel(TM)) ("BIG") on May 15, 2008 as if such transaction took place on January 1, 2007. The Pro-Forma Combined Statements of Operations do not purport to be indicative of the results of operations or financial position of the Company that would have actually been obtained had such transactions been completed as of the assumed dates and for the periods presented, or which may be obtained in the future. The Pro-Forma Combined
Statements of Operations should be read in conjunction with the historical financial statements of the Company.

On May 15,2008, GreenShift Corporation and Biofuel Industries Group, LLC (d/b/a NextDiesel) ("BIG") entered into an Exchange Agreement pursuant to which GreenShift Corporation exchanged 20,000,000 common shares and 20,000 preferred shares in return for 100% of the equity of BIG subject to the redemption by BIG of BIG's "Class A Membership Units" for a total of $9 million preferred equity interest with a 12% coupon commencing January 30, 2009 at a rate equal to 30% of BIG's net cash flows (after all operating costs and regular debt payments have been paid) (the "Class A Redemption"). The $9 million preferred equity interest is mandatorily redeemable if it is not paid on or before the twentieth anniversary of closing and is classified as a liability under the provisions of SFAS No. 150.

The Pro-Forma Combined Statement of Operations is that of the Company for the year ended December 31, 2007 as well as the nine months ended September 30, 2008


                     GREENSHIFT CORPORATION AND SUBSIDIARIES
                        PRO-FORMA STATEMENT OF OPERATIONS
                FOR THE YEAR ENDED DECEMBER 31, 2007 (UNAUDITED)

                                                       GreenShift             BIG
                                                       Historical      Historical        Pro-Forma              Pro-Forma
                                                             Data            Data      Adjustments                Results
                                                -------------------------------------------------------------------------

Revenues .........................................   $ 29,966,451    $    802,696    $ (3,752,500)    a,b    $ 27,016,647
Cost of revenues .................................     24,049,969       1,341,210      (3,107,098)    a,b      22,284,081

                                                     ------------    ------------    ------------            ------------
Gross profit .....................................   $  5,916,482    $   (538,514)   $   (645,402)              4,732,566

Operating expenses:

Amortization of technology .......................      2,100,000            --              --       e         2,100,000

Impairment of goodwill ...........................     11,153,816            --              --                11,153,816
Selling, general and administrative expenses .....     12,442,647       1,313,537         150,000     c        13,906,184
                                                     ------------    ------------    ------------            ------------

Total operating expenses .........................     25,696,463       1,313,537         150,000              27,160,000
                                                     ------------    ------------    ------------            ------------

Income (loss) from operations ....................   $(19,779,981)   $ (1,852,051)   $   (795,402)           $(22,427,434)

Other income (expense):
Amortization of debt discount & deferred financing     (4,689,896)           --              --                (4,689,896)
Miscellaneous income .............................        627,094            --              --                   624,094
Interest income ..................................           --            98,567            --                    98,567
Change in fair value of derivative instruments ...      3,974,422            --              --                 3,974,422
Loss on disposal and impairment of investments ...       (512,732)           --              --                  (512,732)
Interest expense .................................     (5,026,485)       (233,068)           --                (5,259,553)
Interest expense - related party .................        (55,584)           --          (126,547)   d           (182,131)
                                                     ------------    ------------    ------------            ------------

Total other income (expense), net ................     (5,683,182)       (134,501)       (126,547)             (5,944,230)
                                                     ------------    ------------    ------------            ------------


Loss before minority interest and income taxes ...    (25,463,162)     (1,986,552)       (921,949)            (28,371,664)
                                                     ------------    ------------    ------------            ------------

Minority interest in net loss of consolidated subs     (1,265,762)           --              --                (1,265,762)
                                                     ------------    ------------    ------------            ------------

Loss before provision for income taxes ...........    (26,728,924)     (1,986,552)       (921,949)            (29,637,426)

(Provision for)/benefit from income taxes ........        (46,605)           --              --                   (46,605)
                                                     ------------    ------------    ------------            ------------

Loss from continuing operations ..................    (26,775,529)     (1,986,552)       (921,949)            (29,684,031)
                                                     ============    ============    ============            ============


Weighted average common shares outstanding,
     basic and diluted ...........................      9,080,457            --        20,000,000              29,080,457
                                                     ============    ============    ============            ============

Loss per share from continuing operations ........   $      (2.95)           --              1.93            $      (1.02)
                                                     ============    ============    ============            ============

Unaudited Pro Forma Condensed Combined Statement of Operations December 31, 2007

The following adjustments to the unaudited pro forma condensed combined statement of operations for the twelve months ended December 31, 2007 relate to the acquisition as if it had occurred as of January 1, 2007.

     a) This adjustment represents the eliminations of intercompany revenue and related cost of goods sold in the amount of $131,583 related to the sale of corn oil.

     b) This adjustment represents the eliminations of intercompany revenue and related cost of goods sold in the amount of $3,620,917 in revenue and $2,975,515 in cost of goods sold under percentage of completion accounting related to the construction of affiliate equipment.

     c) This adjustment represents the accrual of consulting fees related to the Management Agreement in the amount of $12,500 per month for a total of $150,000.

     d) This adjustment represents the accrual of guaranty fees associated with the bank note payable at a rate of 5% of the outstanding bank debt at the time of calculation for a total of $126,547. The members of the Company personally guaranteed the debt.

     e) Any goodwill impairment and or intangible amortization cannot be determined at this time since the purchase price allocation has not been finalized.


                     GREENSHIFT CORPORATION AND SUBSIDIARIES
                        PRO-FORMA STATEMENT OF OPERATIONS
            FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2008 (UNAUDITED)

                                                       GreenShift            BIG
                                                       Historical     Historical        Pro-Forma               Pro-Forma
                                                            Data            Data      Adjustments                 Results
                                                     --------------------------------------------------------------------

Revenues .........................................   $ 24,126,662    $  6,187,522    $ (5,800,099)   a,b,d    $ 24,514,085
Cost of revenues .................................     19,194,414       8,256,145      (7,186,893)   b,c,d      20,263,666
                                                     ------------    ------------    ------------             ------------
Gross profit .....................................   $  4,932,248    $ (2,068,623)   $  1,386,794             $  4,250,419

Operating expenses:

Amortization of technology .......................      1,575,000            --              --      i           1,575,000
Selling, general and administrative expenses .....      5,362,261       2,186,217      (1,278,732)   e,f         6,269,746
                                                     ------------    ------------    ------------             ------------

Total operating expenses .........................      6,937,261       2,186,217      (1,278,732)               7,844,746
                                                     ------------    ------------    ------------             ------------

Operating loss ...................................   $ (2,005,013)   $ (4,254,840)   $  2,665,526             $ (3,594,327)

Other income (expense):
Amortization of debt discount & deferred financing     (3,157,312)           --             9,448    g          (3,147,864)
Grant income .....................................        107,417            --              --                    107,417
Gain on sale of equipment ........................        164,382            --              --                    164,382
Other income (expense) ...........................         45,076           5,016          (2,452)   g              47,640
Change in fair value of derivative instruments ...        319,829            --              --                    319,829
Loss on disposal and impairment of investments ...     (3,425,068)           --              --                 (3,425,068)
Interest expense .................................     (4,820,702)       (358,928)        193,173    g          (4,986,457)
Interest expense - related parties ...............        (91,547)       (255,339)         97,437    g,h          (249,449)
                                                     ------------    ------------    ------------             ------------

Total other income (expense) .....................    (10,857,925)       (609,251)        297,606              (11,169,570)
                                                     ------------    ------------    ------------             ------------

Loss before minority interest and income taxes ...    (12,862,938)     (4,864,091)      2,963,132              (14,763,897)
                                                     ------------    ------------    ------------             ------------

Minority interest in net loss of consolidated subs          8,908            --              --                      8,908
                                                     ------------    ------------    ------------             ------------

Loss before provision for income taxes ...........    (12,854,029)     (4,864,091)      2,963,132             (14,754,989)
                                                     ------------    ------------    ------------             ------------

Provision for income taxes .......................         (8,230)           --              --                    (8,230)
                                                     ------------    ------------    ------------             ------------

Loss from continuing operations ..................   $(12,862,259)   $ (4,864,090)   $  2,963,132            $(14,763,219)
                                                     ============    ============    ============             ============

Weighted average common shares outstanding,
     basic and diluted ...........................     67,982,782            --         9,890,110               77,872,892
                                                     ============    ============    ============             ============

Loss per share from continuing ...................   $      (0.19)           --              --               $      (0.19)
                                                     ============    ============    ============             ============




Unaudited Pro Forma  Condensed  Combined  Statement of Operations  September 30,
2008

The following adjustments to the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2008 relate to the acquisition as if it had occurred as of January 31, 2007.

     a) This adjustment reflects the removal of BIG's historical revenues for the period May 15, 2008 through September 30, 2008 in the amount of $4,442,783.

     b) This adjustment represents the eliminations of pre-acquisition intercompany revenue and related cost of goods sold in the amount of $451,686 in revenue cost of goods sold related to the sale of corn oil.

     c) This adjustment reflects the removal of BIG's historical cost of revenues for the period May 15, 2008 through September 30, 2008 in the amount of $5,827,513.

     d) This adjustment represents the eliminations of pre-acquisition intercompany revenue and related cost of goods sold in the amount of $905,630 in revenue and $907,694 in cost of goods sold under percentage of completion accounting .related to the construction of affiliate equipment.

     e) This adjustment reflects the removal of BIG's historical operating expenses for the period May 15, 2008 through September 30, 2008 in the amount of $1,334,982.

     f) This adjustment represents the accrual of consulting fees related to the Management Agreement in the amount of $12,500 per month from 1/1/08 throught 5/15/08 for a total of $56,250.

     g) This adjustment reflects the removal of BIG's historical other income (expenses) for the period May 15, 2008 through September 30, 2008 in the following amounts:

                  Other income (expense)           $   (2,452)
                  Interest expense                   193,173
                  Interest expense - affiliate       194,978
                  Amortization deferred costs          9,448

     h) This adjustment represents the accrual of guaranty fees associated with the bank note payable at a rate of 5% of the outstanding bank debt at the time of calculation in the amount of $97,541. The members of the Company personally guaranteed the debt.

     i) Any goodwill impairment and or intangible amortization cannot be determined at this time since the purchase price allocation has not been finalized.